Exhibit 99.5



Acquired Business:

Westrail Freight Division

Report of the Independent Auditors                                   F-1
Profit and Loss Statement for the years ended 30 June 2000, 1999
and 1998                                                             F-2
Balance Sheet as of 30 June 2000 and 1999                            F-3
Statement of Cash Flows for the years ended 30 June 2000, 1999 and
1998                                                                 F-4
Notes to the Financial Statements                                    F-5



Genesee & Wyoming Inc.

Unaudited Pro Forma Consolidated Financial Statements                F-21
Pro Forma Consolidated Balance Sheet as of September 30, 2000        F-23
Pro Forma Consolidated Statement of Income for the year ended
December 31, 1999                                                    F-24
Pro Forma Consolidated Statement of Income for the nine months
ended September 30, 2000                                             F-25
Notes to Unaudited Pro Forma Consolidated Financial Statements       F-26

REPORT OF INDEPENDENT AUDITORS


To the Management of the Westrail Freight Division

We have audited the accompanying balance sheets of the Westrail Freight Division as of 30 June, 2000 and 1999, and the related profit and loss statements and cash flows for each of the three years in the period ended 30 June, 2000. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Westrail Freight Division at 30 June, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended 30 June, 2000, in conformity with accounting principles generally accepted in Australia.

Accounting principles generally accepted in Australia vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would not have affected the determination of the division owner's capital as of 30 June, 2000 and 1999, or the results of its operations for each of the three years in the period ended 30 June, 2000.

Ernst & Young

G H Meyerowitz
Partner

Perth, Australia
Date:  7 February 2001

PROFIT AND LOSS STATEMENT for the years ended 30 June 2000, 1999 and 1998

OPERATING REVENUE
                                                                           2000           1999           1998
                                                      NOTES          $000's AUD     $000's AUD     $000's AUD

Freight                                                   2             257,268        245,216        256,375

Other                                                     2              16,065         15,528         18,380

TOTAL OPERATING REVENUE                                                 273,333        260,744        274,755

OPERATING PROFIT BEFORE INCOME TAX                        2              46,827         47,407         63,716

INCOME TAX ATTRIBUTABLE TO OPERATING PROFIT               3              18,317         17,195         23,039

OPERATING PROFIT AFTER INCOME TAX ATTRIBUTABLE TO
OWNERS OF THE DIVISION                                    8              28,510         30,212         40,677


BALANCE SHEET as at 30 June 2000 and 1999

CURRENT ASSETS
                                                                              2000                       1999
                                                        NOTES           $000's AUD                 $000's AUD

Restricted Cash-Contractors' Deposits                                        2,717                      6,790
Trade Receivables                                                           21,096                     16,448
Consumable Stores                                         4                 18,993                     16,976
Other                                                     5                  1,876                      3,159

TOTAL CURRENT ASSETS                                                        44,682                     43,373

NON CURRENT ASSETS
Property, Plant and Equipment                             6                239,485                    220,988
Future Income Tax Benefit                                 3                  8,145                      8,789

TOTAL NON CURRENT ASSETS                                                   247,630                    229,777
TOTAL ASSETS                                                               292,312                    273,150

CURRENT LIABILITIES

Accounts Payable                                                            70,459                     67,524
Provisions                                                7                 25,166                     29,075
Contractors' Deposits Held                                                   2,717                      6,790
Lease Liability                                           9                    900                        811

TOTAL CURRENT LIABILITIES                                                   99,242                    104,200

NON CURRENT LIABILITIES
Deferred revenue                                                             9,399                      9,631
Provisions                                                7                  4,868                      5,059
Lease Liability                                           9                    999                      1,899
Deferred Tax Liability                                    3                  4,097                      4,423

TOTAL NON CURRENT LIABILITIES                                               19,363                     21,012

TOTAL LIABILITIES                                                          118,605                    125,212

NET ASSETS                                                                 173,707                    147,938

DIVISION OWNERS CAPITAL
Attributable to owners of the Division                    8                173,707                    147,938

TOTAL DIVISION OWNERS CAPITAL                                              173,707                    147,938

STATEMENT OF CASH FLOWS for the years ended 30 June 2000, 1999 and 1998

CASH FLOWS FROM OPERATING ACTIVITIES
                                                                 2000          1999            1998
                                                     NOTES       $000's AUD    $000'S AUD      $000'S AUD
Receipts from customers                                               267,258         250,393         256,375
Payments to suppliers and employees                                 (239,093)       (205,530)       (209,261)
Rent received                                                             551             581             623
Proceeds for external works                                             6,444           5,006           3,495
Borrowing costs                                                         (270)           (625)         (1,166)

NET CASH FROM OPERATING ACTIVITIES                   12(a)             34,890          49,825          50,066

CASH FLOWS FROM INVESTING ACTIVITIES

Benefit from Cross Border Lease                                             0           9,747               0
Payments for Property, Plant and Equipment                           (32,453)        (15,200)        (29,103)
Proceeds from sale of Property, Plant and Equipment                     1,115           2,298           5,644
NET CASH USED IN INVESTING ACTIVITIES                                (31,338)         (3,155)        (23,459)

CASH FLOWS FROM FINANCING ACTIVITIES

Lease payments for property, plant and equipment
(principal)                                                             (811)         (5,976)         (2,170)
Net movement in Division Owner's Capital                              (2,741)        (40,694)        (24,437)


NET CASH USED IN FINANCING ACTIVITIES                                 (3,552)        (46,670)        (26,607)


NET INCREASE/(DECREASE) IN CASH HELD                                        0               0               0
CASH AT THE BEGINNING OF THE FINANCIAL YEAR                                 0               0               0

CASH AT THE END OF THE FINANCIAL YEAR                12(b)                  0               0               0


NOTES TO THE FINANCIAL STATEMENTS

In Australian Dollars

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements constitute a general purpose financial report which has been prepared in accordance with Australian Accounting
Standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views).

Subject to any exceptions noted in these accounting policies, the financial statements have been drawn up on the basis of historical cost principles.

Westrail Freight Division ("Westrail") provides freight transport and ancillary logistics services to the mining and agricultural industries and to the general freight market. On 16 December 2000 the Western Australian Government sold its freight division to Australian Railroad Group Pty Ltd.

The preparation of these financial statements has been achieved by transferring out of the Western Australian Government Railways Commission those divisions that are not to be part of the on-going freight business. The transfers are at the historical cost to the Commission and have been accounted for on the basis that they were excluded from the entity as if the restructure had occurred at 30 June 1997. The offsetting entry reflecting the net change in investment has been booked to the "Division owners capital".

Adjustments to the financial statements have been made as follows:

i) expenditure incurred in the provision of services to other divisions of the Commission entity not forming part of the Westrail Freight Division, are recovered at cost plus 10% under service agreements. These include rolling stock maintenance and certain corporate services;
ii) an allocation of actual head office expenses has been included based on specific costs, turnover and head count; and
iii) certain assets and liabilities of the entities that form part of the Commission have been excluded from the financial statements because they do not form part of the freight division.

In addition, certain other adjustments have been made to the historical financial information to reflect a consistent basis of accounting arising from accounting policy changes that have occurred during the years ended 30 June 1998 to 30 June 2000. These accounting policy changes have been in the following areas:

* Locomotive maintenance policy arising from Urgent Issues Group Abstract 26, which prohibited the recognition of a provision for future maintenance where there is no present obligation to incur the expenditure; and

* Incident costs policy, which since 1 July 1998 requires an analysis to identify costs to be capitalised rather than expensed.

Westrail believes that the methods used and the allocation of expenses is reasonable and the profit and loss statements include all revenue and costs directly and indirectly attributable to Westrail. Management believes that the allocated costs are representative of the costs that would have been incurred if Westrail had operated on a stand-alone basis.


(a)      Property, Plant and Equipment

Property, plant and equipment are shown at cost less accumulated depreciation (refer note 6). The cost of property, plant and equipment constructed by the Division, includes the cost of materials and direct labour and an appropriate proportion of direct fixed and variable overheads.

Costs incurred on plant and equipment subsequent to initial acquisition are capitalised when it is probable that future economic benefits, in excess of the originally assessed performance of the asset will flow to the entity in future years.

Depreciation is applied over their estimated useful lives using the straight line method. Major depreciation rates used for each class of asset are as follows:

Class of asset                           Major depreciation rates

Owned Assets

Buildings                                           2%
Rolling stock                                       3%
Plant and equipment                                10%
Motor vehicles                                    10-20%

Leased Assets

Wagons                                              3%


Westrail reviews its property, plant and equipment for impairment whenever events or changes indicate that the carrying value of an asset may not be recoverable. Property, plant and equipment are written down to recoverable amount where the carrying value exceeds recoverable amount. In determining the recoverable amount the expected net cash flows are not discounted to present value. There were no write-downs of property, plant and equipment during the period under review.

(b)      Employee Entitlements

Provision is made for employee entitlements benefits including annual leave and long service leave, accumulated as a result of employees rendering services up to the reporting date.

Employee entitlements expenses and revenues arising in respect of the following categories:

* Wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and
*        Other types of employee entitlements

are charged against profits on a net basis in their respective categories.

The majority of employees of Westrail are subject to collective bargaining agreements. No collective bargaining agreements will expire within one year of June 30, 2000.

(c)      Superannuation

Westrail employees may contribute to the Superannuation and Family Benefits Act Scheme, a defined benefits pension scheme now closed to new members, or to the Gold State Superannuation Scheme, a defined benefit and lump sum scheme now also closed to new members, both sponsored and administered by the Government Employees Superannuation Board. Employees who do not contribute to either of these schemes became non-contributory members of the West State Superannuation Scheme, an accumulation fund/defined contribution scheme, complying with the Commonwealth Governments Superannuation Guarantee (Administration) Act 1992.

The liability for superannuation charges incurred under the Superannuation and Family Benefits Act pension scheme, together with the pre-transfer service liability for employees who transferred to the Gold State Superannuation Scheme, were assumed by State Treasury as part of the financial restructure arrangement entered into with State Treasury in July 1996.

The liability for superannuation charges made under the Gold State and West State Superannuation Schemes is extinguished by the periodic payment of employer contributions to the Government Employees Superannuation Board and charged against profits when due.

(d)      Income tax

Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

The income tax expense for the year is calculated using the 36% tax rate, however the deferred tax balances have been adjusted for the decreased corporate tax rate of 34% for the 2000/2001 income tax year and then 30% from the 2001/2002 income tax year.

(e)      Consumable stores

Consumables are stated at the lower of cost and net realisable value. Costs are assigned to individual items of stock on the basis of weighted average costs (refer note 4).

Stock obsolescence is assessed periodically and at balance date and a specific provision is made for any obsolete stock.

(f)      Leased Assets

Westrail Freight's rights and obligations under finance leases, which effectively transfer from the lessor to the lessee substantially all the risks and benefits of ownership of the assets, are initially recognised as assets and liabilities. The assets are amortised to the operating statement over the period during which Westrail Freight is expected to benefit from use of the leased assets. Minimum lease payments are allocated between interest expense and reduction of the lease liability, according to the interest rate implicit in the lease.

In 1999, the Division entered into a series of leasing arrangements involving certain assets resulting in a net gain totalling $9,747,000. These transactions are being accounted for as financing arrangements and the resulting gain was deferred and is being amortised over a 42-year period.

Westrail Freight's obligations under operating leases, where the lessor effectively retains all of the risks and benefits incidental to ownership of the items under the operating leases, are charged to the operating statement over the lease term.

(g)      Recoverable Amount

Non-current assets are not carried at an amount above their recoverable amount, and where carrying values exceed this recoverable amount, assets are written down. In determining recoverable amount, the expected net cash flows have not been discounted to their present value. There have been no write downs during the period under review.

(h)      Sales revenue

Sales revenue represents the invoiced value of services supplied excluding intercompany transactions.

Freight revenue
Recognition is at the time services are provided to customers.

External works
Recognition is at the time work is considered complete and accepted by the customer.

Government grants
Revenue is recognised when the right to receive the grant is attained.

Maintenance service agreement income
Recognition is at the time services are provided.

(i)      Rolling stock asset replacement and maintenance

Expenditure incurred for the cyclical upgrade of locomotive, being engine overhauls and rebuilds, is capitalised and amortised over the expected life of the future benefit.

(j)      Rounding of amounts

Amounts in the financial statements have been rounded off to the nearest thousand Australian dollars. Where an amount is less than $500, this is indicated by a 0 unless specifically stated otherwise.

NOTE 2.  OPERATING PROFIT

Included in the operating profit are the following
revenues arising from operating activities:
                                                                        2000          1999               1998
                                                                  $000's AUD    $000's AUD         $000's AUD
Freight Revenue                                                      257,268       245,216            256,375

Other
Housing Rental                                                           551           581                623
External Works                                                         6,444         5,006              3,495
Salvage                                                                1,055         1,100              2,143
Government grants                                                      2,230         2,000              2,000
Proceeds from sale of non-current assets                               1,115         2,298              5,644
Maintenance service agreement income (refer note 1)                    3,586         3,427              3,144
Other                                                                  1,084         1,116              1,331

Total Other                                                           16,065        15,528             18,380
Operating Revenue                                                    273,333       260,744            274,755
The operating profit before income tax is arrived at
after charging/(crediting) the following items:
Depreciation and amortisation of non-current assets
Buildings                                                                805           724                693
Rolling stock                                                          9,902         9,919              4,844
Permanent way                                                          1,037           816                659
Plant and equipment                                                    1,068         1,447              1,192
Motor vehicles                                                            34            50                 74
Leased wagons                                                            222           220                227

Total                                                                 13,068        13,176              7,689
Rail network access                                                   22,615        21,404             19,034
Interest -finance leases                                                 263           625              1,166
Interest  - Division Owners                                           13,713        11,013             12,347
Provision for employee entitlement                                     5,353         5,619              5,496
Bad and doubtful debts                                                    51           125                 50
Provision for stock obsolescence                                         213         (587)              1,843
Operating lease rental                                                 1,661           835                520
Superannuation contributions                                           4,142         3,520              2,901
Auditors remuneration                                                     70            70                 70
Profit/(Loss) on sale of non-current assets                              227         (155)                634

NOTE 3.  INCOME TAX
The income tax equivalent (refer note 1) attributable to the financial year differs from the amount calculated on the operating profit before income tax equivalent. The differences are reconciled as follows:

                                                                       2000           1999               1998
                                                                 $000's AUD     $000's AUD         $000's AUD
Prima facie tax at 36% on operating profit                           16,857         17,066             22,938

Tax effect of permanent differences

Building depreciation                                                    92            129                101
Other                                                                 1,358              -                  -
Restatement of deferred tax balances -Note (i)                           10              -                  -

Total Tax Expense                                                    18,317         17,195             23,039

The total income tax equivalent comprises:
Movement in:
                                                                       2000           1999               1998
                                                                 $000's AUD     $000's AUD         $000's AUD

Provision for Deferred Income Tax                                      (326)       (2,811)               513
Future Income Tax Benefit                                               644        (3,092)              (284)
Provision for Income Tax                                             17,999         23,098             22,810
                                                                     18,317         17,195             23,039

Future income tax benefit arise from:
Provisions                                                            8,145          8,789

Deferred income tax liabilities arise from:
Depreciation                                                            438            704
Consumable stores                                                     3,373          3,078
Prepayments                                                             286            641
                                                                      4,097          4,423

Note (i) Legislation reducing the company tax rate from 36% to 34% in respect of the 2000/2001 income tax year and then to 30% from the 2001/2002 income tax year was announced on 21 September, 1999 and received Royal Assent on 10 December, 1999. As a consequence, deferred tax balances that are expected to reverse in the 2000/2001 or a later income tax year have been restated using the appropriate new rates, depending on the timing of their reversal.

NOTE 4. CONSUMABLE STORES
                                                                               2000                     1999
                                                                         $000's AUD               $000's AUD
Consumable stores at cost                                                    19,841                   18,107
Less provision for obsolescence                                                (848)                  (1,131)

TOTAL                                                                        18,993                   16,976

NOTE 5. OTHER ASSETS
                                                                               2000                     1999
                                                                         $000's AUD               $000's AUD

Other Receivables -External works                                               825                    1,275
Prepayments                                                                   1,051                    1,884

TOTAL                                                                         1,876                    3,159


NOTE 6. PROPERTY, PLANT AND EQUIPMENT

PROPERTY, PLANT AND EQUIPMENT AT COST:
Owned Assets:
                                                                               2000                     1999
                                                                         $000's AUD               $000's AUD

Land and buildings                                                           30,896                   28,823
Rolling stock                                                               248,112                  238,179
Permanent way                                                                25,358                   15,908
Plant and equipment                                                          14,190                   13,181
Motor vehicles                                                                  609                      593

Leased Assets:

Wagons                                                                        9,089                    9,089
TOTAL                                                                       328,254                  305,773

Accumulated Depreciation:
Owned Assets:

Land and buildings                                                           11,802                   11,010
Rolling stock                                                                89,654                   78,138
Permanent way                                                                 6,880                    4,990
Plant and equipment                                                           7,798                    6,822
Motor vehicles                                                                  506                      441
Leased Assets:

Wagons                                                                        4,517                    4,295

TOTAL                                                                       121,157                  105,696

Written Down Value:
Owned Assets:

Land and buildings                                                           19,094                   17,813

                                   F-12


Rollingstock                                                                158,458                  160,041
Permanent way                                                                18,478                   10,918
Plant and equipment                                                           6,392                    6,359
Motor vehicles                                                                  103                      152
Leased Assets:

Wagons                                                                        4,572                    4,794

TOTAL PROPERTY, PLANT & EQUIPMENT AT COST                                   207,097                  200,077


Capital Works in Progress                                                    32,388                   20,911

GRAND TOTAL                                                                 239,485                  220,988

NOTE 7.  PROVISIONS
(a) Current
                                                                             2000                       1999
                                                                       $000's AUD                 $000's AUD
Annual leave                                                                5,748                      6,021
Long service leave                                                          2,369                      2,414
Taxation                                                                   16,880                     20,480
Contract entitlements                                                         169                        160

TOTAL                                                                      25,166                     29,075


(b) Non-Current
Long service leave                                                          4,868                      5,059



NOTE 8. DIVISION OWNERS CAPITAL
                                                                             2000                       1999
                                                                       $000's AUD                 $000's AUD

Opening balance                                                           147,938                    207,541
Net result for the financial year                                          28,510                     30,212
Net contributions made/(repaid)                                            (2,741)                   (89,815)

Closing balance                                                           173,707                    147,938



NOTE 9. LEASE COMMITMENTS
                                                                             2000                       1999
                                                                       $000's AUD                 $000's AUD
Finance leases -amounts due:
- Not later than one year                                                   1,073                      1,074
- Later than one year and not later than two years                          1,072                      1,073
- Later than two years and not later than five years                            0                      1,072
- Later than five years                                                         0                          0
Minimum Lease Payment                                                       2,145                      3,219

Deduct future finance charges                                                 246                        509

Total Finance Lease Liability                                               1,899                      2,710

Current                                                                       900                        811
Non-current                                                                   999                      1,899

Total Finance Lease Liability                                               1,899                      2,710
Operating leases - amounts due:
- Not later than one year                                                   2,171                      1,150
- Later than one year and not later than two years                          2,171                      1,150
- Later than two years and not later than five years                        6,520                      3,449
- Later than five years                                                    10,863                      4,599

Total Operating Lease amounts due                                          21,725                     10,348

NOTE 10.  CAPITAL EXPENDITURE COMMITMENTS
Capital expenditure contractually committed as at June 30 not otherwise accounted for comprises:

                                                                                    2000                 1999
                                                                              $000's AUD           $000's AUD
Rolling stock                                                                     25,157                  950
Permanent way                                                                     22,309                6,290

TOTAL                                                                             47,466                7,240


NOTE 11.  REMUNERATION OF THE ACCOUNTABLE AUTHORITY AND SENIOR OFFICERS

As there is no accountable authority or senior officers appointed specifically to the Westrail Freight division, no disclosure is relevant in this regard.


NOTE 12.  CASH FLOWS

(a) Reconciliation of net cash provided by operating activities to operating profit after abnormals.

                                                                    2000                1999             1998
                                                              $000's AUD          $000's AUD       $000's AUD
Operating profit                                                 28,510              30,212           40,677
Depreciation                                                     13,068              13,176            7,689
 (Profit)/loss on sale of non-current assets                       (227)                155             (634)

Changes in assets and liabilities

Increase (decrease) in deferred revenue                            (232)              9,631                -
Decrease (increase) in accounts receivable                       (4,648)              2,700             (375)
Decrease (increase) in external works                               450                (320)            (104)
Decrease (increase) in consumable stores                         (2,017)              1,419              586
Decrease (increase) in prepayments                                  833              (1,287)            (262)
Increase (decrease) in provisions                                  (500)               (417)            (288)
Increase (decrease) in accounts payable                           2,935               7,993            2,548
Increase (decrease) in provision for taxation                    (3,282)            (13,437)             229

Net cash provided by operating activities                        34,890              49,825           50,066

(b)      Reconciliation of cash

For the purposes of the statement of cash flows, cash includes cash on hand and in banks and investments in money market instruments. There was no cash held during the period under audit.

(c)      Non Cash Financing and Investing Activities

During the period of the audit Westrail Freight did not acquire any equipment by means of financial leases.

(d)      Financing Facilities

Financing is by way of advances from the Division Owner on which interest is charged, calculated at arm's length using rates of 6.4%, 5.7% and 6.3% for the years ended 30 June 2000, 1999 and 1998 respectively.

NOTE 13.  FINANCIAL INSTRUMENTS

The administration of all financial instruments is in accordance with the Western Australian Treasurer's Instructions and the Financial
Administration and Audit Act.

(a)      Interest Rate Risk Exposures

Westrail Freight's exposure to interest rate risk and the effective weighted average interest rate for each class of financial asset and financial liability is set out below.


                                                                Fixed interest rate
                                                                    maturing in:
                                       Weighted
                                        Average     Floating                over 1        Non-
                                       effective    interest    1 year       to 5       interest
                                       interest     rate (i)    or less   years (ii)    bearing      Total
2000                        Notes       rate %     $'000 AUD  $'000 AUD   $'000 AUD   $'000 AUD  $'000 AUD
Financial Assets
Cash and deposits                           5.27%       2,717          -           -            -       2,717
Trade Receivables             5                 -           -          -           -       21,096      21,096

TOTAL                                                   2,717          -           -       21,096      23,813

Financial Liabilities

Deposits Held                               5.27%       2,717          -           -            -       2,717
Accounts Payable                                -           -          -           -       70,459      70,459
Lease Liabilities             9             7.10%           -        900         999            -       1,899

TOTAL                                                   2,717        900         999       70,459      75,075
Financial Assets


                                                                Fixed interest rate
                                                                    maturing in:
                                         Weighted
                                          Average     Floating                over 1         Non-
                                         effective    interest    1 year       to 5        interest
                                         interest     rate (i)    or less    years (ii)     bearing      Total
1999                        Notes          rate %      $'000       $'000      $'000          $'000       $'000

Cash and deposits                           5.26%       6,790          -           -            -       6,790
Trade Receivables             5                 -           -          -           -       16,448      16,448

TOTAL                                                   6,790          -           -       16,448      23,238
Financial Liabilities


                                   F-17


Deposits Held                               5.26%       6,790          -           -            -       6,790
Accounts Payable                                -           -          -           -       67,524      67,524
Lease Liabilities             9             5.83%           -        811       1,899            -       2,710
TOTAL                                                   6,790        811       1,899       67,524      77,024


(i) Floating interest rates represent the most recently determined rate applicable to the instrument at balance date.
(ii) No financial assets or liabilities attract fixed interest rates beyond 5 years


(b)      Credit Risk Exposures

Westrail Freight's credit risk on financial assets, which have been recognised on the balance sheet, is generally the carrying amount, net of any provision for doubtful debts.

For the year ended 30 June, 2000 Westrail Freight's primary location of business was within the southwest corner of Western Australia, which therefore represents the location of the entity's credit risk. Trade creditors/debtors are normally payable/collectable within 30 days.

Concentrations of credit risk on financial assets are indicated in the following table by percentage of the total balance receivable from debtors in the specific categories.


Commodity Classification                                      2000           1999              1998
                                                                 %              %                 %
Agriculture products                                          9.90          11.52             13.44
Mineral products                                             40.18          46.48             55.70
General Freight products                                     21.70           8.89              9.88
Other products                                               28.22          33.11             20.98

                                                            100.00         100.00            100.00

Except for securities held to ensure the performance of contractor guarantees or warrantees, amounts due from major debtors are not normally secured by collateral, however the creditworthiness of debtors is regularly monitored. Securities held to ensure the performance of contractor guarantees or warrantees include Bank Guarantees, Personal (Directors) Guarantees or cash. The value of securities held is dependent on the nature, including the complexity and risk, of the contract.

(c)      Net fair values of financial assets and liabilities

The net fair value of a financial asset or a financial liability is the amount at which the asset could be exchanged, or the liability settled in a current transaction between willing parties after allowing for transaction costs. Westrail considers that the carrying amount of all on-balance sheet financial instruments approximate net fair values.


NOTE 14.  SUBSEQUENT EVENTS

On 16 December, 2000 the Western Australian Government sold Westrail Freight division to the Australian Railroad Group Pty Ltd, being a corporate joint venture between Wesfarmers Ltd and Genesee and Wyoming Inc. for $585 million.


NOTE 15.  SEGMENT INFORMATION

Westrail Freight provides freight transport and ancillary logistics services to the mining and agricultural industries and to the general
freight market.   Westrail Freight operates in one industry -freight, and
in one geographical area -Australia.


NOTE 16.   RELATED PARTIES

(a)      Ultimate parent entity

As at 30 June 2000, the owner of the Westrail Freight division was the Western Australian Government Railways Commission.

(b)      Transaction with related parties

Interest transactions with the Division's owner were notionally calculated on commercial terms and disclosed in note 12(d).

Maintenance and corporate charges made to related parties are disclosed in note 2, and are based on service agreements with related parties and include a 10% recovery.


NOTE 17.  RECONCILIATION WITH US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Australian generally accepted accounting principles. Australian generally accepted accounting principles differ in some significant respects to US generally accepted accounting principles, however there are no significant differences in these financial statements.
Specifically there were no equity or cash flow differences for any of the periods included in these financial statements.

US GAAP Statement of Operations

The US GAAP captioned Income Statement is as follows:

                                                                       2000            1999              1998
                                                                 $000's AUD      $000's AUD        $000's AUD
Net Sales                                                          272,218          258,446          269,111

Operating Expenses                                                 211,642          199,246          192,516

Operating Income                                                    60,576           59,200           76,595

Non-operating income
- (Gain)/loss from sale of property, plant and equipment              (227)             155             (634)
- Net interest expense                                              13,976           11,638           13,513
Net income before income tax                                        46,827           47,407           63,716
Income tax expense                                                  18,317           17,195           23,039

Net Income after income tax                                         28,510           30,212           40,677

                          Genesee & Wyoming Inc.
          Unaudited Pro Forma Consolidated Financial Statements
  (amounts in thousands of U.S. dollars, except percents and per share data)


The following unaudited pro forma consolidated balance sheet of Genesee & Wyoming Inc. (GWI) gives effect to the transactions described below as if such transactions had occurred on September 30, 2000. The following unaudited pro forma consolidated statements of income of GWI give effect to the transactions described below as if such transactions had occurred on January 1, 1999.

The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of GWI included in GWI's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2000. The pro forma financial statements do not purport to be indicative of the results that actually would have been obtained had all the transactions been completed as of the assumed dates and for the periods presented and are not intended to be a projection of future results or trends. For example, of the approximately 1,125 employees who worked for Westrail Freight under government ownership, approximately 1,000 employees chose to be employees of the newly privatized company under ARG ownership. Operating results for any interim period are not necessarily indicative of results that may be expected for the full year.

On December 16, 2000, GWI's newly formed joint venture, Australian
Railroad Group Pty Ltd (ARG), completed the acquisition of Westrail
Freight from the government of Western Australia for approximately
$334,425, including working capital. ARG is a joint venture owned 50% by GWI's wholly owned Australian subsidiary and 50% by Wesfarmers Limited (Wesfarmers), a public corporation based in Perth, Western Australia. Westrail Freight is composed of the freight operations of the formerly state-owned railroad of Western Australia. Prior to the acquisition, Westrail Freight had been charged fees by the government of Western Australia for access to the track network over which the railroad operates. As a part of the acquisition, ARG assumed the rights to such access and, when such access is granted to third parties, ARG will charge those parties for such access.

To complete the acquisition, GWI contributed its formerly wholly-owned subsidiary, Australia Southern Railroad (ASR), to ARG along with GWI's interest in the Asia Pacific Transport Consortium (APTC), a consortium selected to construct and operate the Alice Springs to Darwin railway line in the Northern Territory of Australia. APTC is currently expected to reach financial close in 2001. ARG is now the largest private rail operator in Australia with its combined freight operations, including those of ASR and Westrail Freight, serving the western half of the Australian continent. GWI will account for its 50% ownership in ARG under the equity method of accounting and has therefore deconsolidated ASR from its consolidated financial statements.

In addition to the contribution of ASR and APTC to ARG, GWI contributed $21,370 of cash while Wesfarmers contributed $64,235 of cash, including $8,167 which represents a long-term non-interest bearing note to match a similar note due to GWI from ASR at the date of the transaction. ARG also received $258,590 in acquisition debt and $59,890 of construction and working capital facilities from Bank of America and the Australia and New Zealand Banking Group Limited. A portion of the debt was used to refinance $7,080 of existing bank debt of ASR. Should APTC reach financial close and meet other conditions as specified in the agreement between GWI and Wesfarmers, GWI would receive additional compensation.

To fund its cash investment in ARG, GWI also completed a private placement of Redeemable Convertible Preferred Stock (the Convertible Preferred) with the 1818 Fund III, L.P. (the Fund) managed by Brown Brothers Harriman & Co. GWI exercised its option to fund $20,000 of a possible $25,000 in gross proceeds from the Convertible Preferred. The Fund also received an option to invest an additional $5,000 in GWI provided that the Company completes future acquisitions with an aggregate purchase price greater than $25,000. The Convertible Preferred has a conversion price of $23.00 per share, a cash coupon of 4.0%, is callable by GWI in four years, and is mandatorily redeemable at face value plus unpaid accrued dividends after eight years. Costs incurred by GWI related to the issuance of this stock are being amortized as additional dividends over eight years.

As a direct result of this transaction, ASR stock options became immediately exercisable by the option holders. All such options were exercised and, as required under the provisions of the stock option plan, the option holders, in lieu of ASR stock, were paid an equivalent value in cash, resulting in a $4,015 pre-tax compensation charge to ASR earnings.

GWI also recognized a $10,062 gain upon the issuance of ASR stock to Wesfarmers upon the formation of ARG as a result of such issuance being at a per share price in excess of GWI's book value per share investment in ASR. Additionally, due to the deconsolidation of ASR, GWI recognized a $6,547 deferred tax expense resulting from the financial reporting versus tax basis difference in GWI's equity investment in ARG. Should APTC reach financial close and meet other conditions as specified in the agreement between GWI and Wesfarmers, additional gains will be reported by GWI.

                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                          As of September 30, 2000
             (in thousands of U.S. dollars, except share amounts)
                                 (Unaudited)


                                                   Genesee &     Deconsolidation Investment
                                                  Wyoming Inc.     of ASR         in ARG         Pro forma
CURRENTS ASSETS:
Cash and cash equivalents                             $9,002          $(1,041)      $(2,529)          $5,432
Accounts receivable, net                              48,565           (5,263)                        43,302
Materials and supplies                                 6,578           (1,611)                         4,967
Prepaid expenses and other                             6,417             (215)                         6,202
Deferred income tax assets, net                        2,630             (276)                         2,354
Total current assets                                  73,192           (8,406)       (2,529)          62,257

PROPERTY AND EQUIPMENT, net                          201,278          (30,419)                       170,859
SERVICE ASSURANCE AGREEMENT, net                      11,503                                          11,503
INVESTMENT IN UNCONSOLIDATED AFFILIATES                1,632           25,511        31,432           58,575
OTHER ASSETS, net                                     23,644             (122)                        23,522
Total assets                                        $311,249         $(13,436)     $ 28,903         $326,716

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt                    $16,437            $(138)            $-         $16,299
Accounts payable                                      41,296           (2,997)                        38,299
Accrued expenses                                      14,171           (3,306)                        10,865
Total current liabilities                             71,904           (6,441)             -          65,463

LONG-TERM DEBT, less current portion                  92,168           (3,107)                        89,061
OTHER LIABILITIES                                      3,888             (118)                         3,770
DEFERRED INCOME TAX LIABILITIES, net                  16,905           (1,120)        5,551           21,336
DEFERRED   ITEMS--grants    from   governmental
agencies                                              34,821                                          34,821
DEFERRED GAIN--sale/leaseback                          3,693                                           3,693

REDEEMABLE CONVERTIBLE PREFERRED STOCK                                               18,841           18,841

STOCKHOLDERS' EQUITY:
Class  A common  stock,  $0.01  par value,  one
  vote per share; 12,000,000 shares  authorized;
  4,489,728 issued and outstanding                        45                                              45
Class  B  common  stock,  $0.01  par  value, 10
  votes per share; 1,500,000  shares  authorized;
  845,447  issued and outstanding                          8                                               8
Additional paid-in capital                            47,223                                          47,223
Retained earnings                                     56,906           (2,650)         3,515          57,771
Currency translation adjustment                       (5,309)                            996          (4,313)
Less treasury stock,  at cost, 1,000,000  Class
  A shares                                           (11,003)                                        (11,003)
Total stockholders' equity                            87,870           (2,650)         4,511          89,731
     Total liabilities and stockholders' equity     $311,249         $(13,436)       $28,903        $326,716

                 GENESEE & WYOMING INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   For the Year Ended December 31, 1999
          (in thousands of U.S. dollars, except per share amounts)
                               (Unaudited)

                                                 Genesee &     Deconsolidation   Investment
                                                Wyoming Inc.       of ASR          in ARG          Pro Forma
OPERATING REVENUES                                  $175,586         $(43,152)          $     -     $132,434

OPERATING EXPENSES:
    Transportation                                    55,811          (16,117)                        39,694
    Maintenance of ways and structures                21,096           (5,310)                        15,786
    Maintenance of equipment                          34,597           (9,342)                        25,255
    General and administrative                        29,140           (3,672)                        25,468
    Depreciation and amortization                     12,574           (2,157)                        10,417

Total operating expenses                             153,218          (36,598)                -      116,620

INCOME FROM OPERATIONS                                22,368           (6,554)                -       15,814

Interest expense                                      (8,462)             729                         (7,733)
Valuation adjustment of U.S. dollar
denominated foreign debt                                (191)                                           (191)
Other income, net                                      1,873             (244)                         1,629

INCOME BEFORE INCOME TAXES AND EQUITY
EARNINGS                                              15,588           (6,069)                -        9,519

Provision for income taxes                            (2,175)          (1,928)                        (4,103)

INCOME BEFORE EQUITY EARNINGS                         13,413           (7,997)                -        5,416

Equity income (losses) in unconsolidated
affiliates                                              (618)               -            11,162       10,544

NET INCOME                                            12,795           (7,997)           11,162       15,960

Impact of preferred stock outstanding                      -                -               945          945

INCOME AVAILABLE TO COMMON SHAREHOLDERS              $12,795          $(7,997)          $10,217      $15,015

EARNINGS PER SHARE:
    Basic                                              $2.85                                           $3.34

    Basic weighted average shares                      4,491                                           4,491

    Diluted                                            $2.82                                           $2.95

    Diluted weighted average shares and
       equivalents                                     4,540                                870        5,410

                 GENESEE & WYOMING INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               For the Nine Months Ended September 30, 2000
          (in thousands of U.S. dollars, except per share amounts)
                               (Unaudited)

                                                 Genesee &     Deconsolidation   Investment
                                                Wyoming Inc.       of ASR           in ARG         Pro Forma
OPERATING REVENUES                                  $157,860         $(30,175)          $     -     $127,685

OPERATING EXPENSES:
    Transportation                                    52,146          (11,648)                        40,498
    Maintenance of ways and structures                16,912           (3,753)                        13,159
    Maintenance of equipment                          30,897           (6,975)                        23,922
    General and administrative                        24,635           (2,647)                        21,988
    Depreciation and amortization                     10,485           (1,775)                         8,710

Total operating expenses                             135,075          (26,798)                -      108,277

INCOME FROM OPERATIONS                                22,785           (3,377)                -       19,408

Interest expense                                      (7,985)             270                         (7,715)
Valuation adjustment of U.S. dollar
denominated foreign debt                              (1,459)                                         (1,459)
Other income, net                                      2,572             (195)                         2,377

INCOME BEFORE INCOME TAXES AND EQUITY
EARNINGS                                              15,913           (3,302)                -       12,611

Provision for income taxes                            (6,031)           1,179                         (4,852)

INCOME BEFORE EQUITY EARNINGS                          9,882           (2,123)                -        7,759

Equity income in unconsolidated affiliates                 -                -             6,786        6,786

NET INCOME                                             9,882           (2,123)            6,786       14,545

Impact of preferred stock outstanding                      -                -               709          709

INCOME AVAILABLE TO COMMON SHAREHOLDERS               $9,882          $(2,123)           $6,077      $13,836

EARNINGS PER SHARE:
    Basic                                              $2.28                                           $3.19

    Basic weighted average shares                      4,331                                           4,331

    Diluted                                            $2.25                                           $2.76

    Diluted weighted average shares and
       equivalents                                     4,400                                870        5,270

Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 1.  Pro forma balance sheet adjustments

The 'Deconsolidation of ASR' column reflects the actual September 30, 2000 balances of ASR with certain balances adjusted as follows:

Recorded net assets of ASR as of Sept. 30, 2000                $15,904
Advance from GWI as of Sept. 30, 2000                           12,257
After-tax impact of compensation expense                        (2,650)
Total investment in unconsolidated affiliate                   $25,511

Recorded long-term debt of ASR as of Sept. 30, 2000             $7,122
Borrowings made by GWI and advanced to ASR
    to fund the buyout of exercisable stock options              4,015
        Total long-term debt                                    $3,107


The 'Investment in ARG' column reflects the following adjustments:

Net cash from Convertible Preferred issuance                   $18,841
New investment from GWI into ARG                               (21,370)
Net cash adjustment                                            $(2,529)

New investment from GWI into ARG                               $21,370
Gain from issuance of ASR stock to Wesfarmers                   10,062
Total new investment in unconsolidated affiliate               $31,432

Gain from issuance of ASR stock to Wesfarmers                  $10,062
Deferred taxes on investment in ARG basis difference            (6,547)
Retained earnings impact                                       $ 3,515

Cumulative Translation Adjustment impact of
   deferred taxes on investment in ARG basis difference          $996

NOTE 2.  Pro forma statements of income adjustments

The 'Deconsolidation of ASR' columns reflect the actual balances of ASR for the respective periods with certain balances adjusted as follows:

                                                              Year Ended       Period Ended
                                                             Dec. 31. 1999    Sept. 30, 2000
Eliminate ASR recorded interest expense                             $1,928            $1,151
Eliminate GWI intercompany interest income on advance
    account                                                           (878)             (640)
Add GWI interest on $4,015 borrowings at 8.0%                         (321)             (241)
                                                                  $    729            $  270


Eliminate ASR recorded income tax (benefit) expense                $(2,407)           $  827
Eliminate income tax benefit on intercompany interest
   income at 40%                                                       351               256
Add income tax effect of GWI interest expense at 40%                   128                96
                                                                   $(1,928)           $1,179


The 'Investment in ARG' column reflects the following adjustments:


                                                              Year Ended       Period Ended
                                                             Dec. 31. 1999    Sept. 30, 2000
Equity earnings from ARG investment                                $ 11,162         $   6,786
   See Note 3 for pro forma ARG statements.

Preferred stock dividends at 4%                                   $     800         $     600
Accretion of preferred stock issuance costs                             145               109
                                                                  $     945         $     709

Common share equivalents assuming conversion of
   Convertible Preferred at $23 per share                               870               870

NOTE 3.  ARG pro forma statements of income

The following unaudited summary pro forma consolidated statements of income of ARG give effect to ARG's acquisition of Westrail Freight and related financing as if such transactions had occurred on January 1, 1999.

For purposes of the accompanying pro forma financial statements, acquisition-related adjustments, all made pursuant to the purchase method of accounting, have been reflected on an estimated basis using the most recent information available. No assurances can be given that the final determination of the fair value of assets acquired and liabilities assumed in such acquisition will not differ from the adjustments presented herein. Such determination will be made within one year of the acquisition and is not expected to be materially different from the estimates used herein.

                                                             Year ended December 31, 1999
                                                             (in thousands of U.S. dollars)
                                                ASR           Westrail           Adjs.          Pro forma
Total operating revenues                        $ 43,152        $ 171,150           $      -      $  214,302
Total operating expenses                          36,598          132,558            (9,381)         159,775
    Operating income                               6,554           38,592             9,381           54,527


Other income (expense):
    Other, net                                       457               23                 -              480
    Interest expenses                             (1,928)          (8,192)          (15,770)         (25,890)
         Net other expense                        (1,471)          (8,169)          (15,770)         (25,410)
Net income before tax                              5,083           30,423            (6,389)          29,117
    Income tax (provision) benefit                 2,407          (11,501)            2,300           (6,794)
     Net income                                 $  7,490         $ 18,922          $ (4,089)      $   22,323


                                                         Nine Months ended September 30, 2000
                                                             (in thousands of U.S. dollars)
                                                ASR           Westrail           Adjs.          Pro forma

Total operating revenues                        $ 30,175        $ 126,952          $      -        $ 157,127
Total operating expenses                          26,798           99,297            (7,486)         118,609
    Operating income                               3,377           27,655             7,486           38,518


Other income (expense):
    Other, net                                       196              336                 -              532
    Interest expenses                             (1,151)          (6,603)          (10,289)         (18,043)
         Net other expense                          (955)          (6,267)          (10,289)         (17,511)
Net income before tax                              2,422           21,388            (2,803)          21,007
    Income tax (provision) benefit                  (827)          (8,006)            1,398           (7,435)
     Net income                                  $ 1,595         $ 13,382          $ (1,405)      $   13,572

The recorded ASR income tax benefit for 1999 includes a net $4,200 benefit related to the July 1999 enactment of an Australian tax law that allows ASR to deduct certain property and equipment depreciation in excess of their recorded carrying amounts. The full benefit of this income tax law change was partially offset by a valuation allowance against the related deferred tax asset based on management's estimate of the realizability of that asset considering ASR's forecasted taxable income levels for the next several years. In 2000, based on actual operating results achieved by ASR, management revised its assessment of the likelihood that this tax benefit would be realized and reduced the valuation allowance accordingly by $997.

The purchase price, including transaction costs, was allocated as follows to the net assets of Westrail Freight:

                    Current assets              $ 33,290
                    Property and equipment       137,760
                    Prepaid access lease         167,730
                    Current liabilities           (4,355)
                    Total purchase price        $334,425


Included in property and equipment are revaluation increases of $8,084 based on independent valuations, less the excess fair value of net assets acquired over the purchase price paid. Included in current assets is a $4,709 decrease in the deferred income tax asset valuation allowance of ASR based upon management's revised assessment of the likelihood of realizing the benefit of the related deferred tax assets. Management's reassessment considered the expected efficiencies that the Westrail Freight acquisition will afford the distinct ASR operations.

The pro forma adjustments include the following:

                                                               Year Ended        Period Ended
                                                              Dec. 31. 1999     Sept. 30, 2000
Amortization of prepaid lease over 49 years                         $  4,055           $  2,832
Depreciation of property revaluation                                     758                529
Eliminate Westrail Freight access fees                               (14,194)           (10,847)
                                                                    $ (9,381)          $ (7,486)

Eliminate all ASR recorded interest expense                         $ (1,928)          $ (1,151)
Eliminate historical Westrail Freight non-lease interest
     expense                                                          (7,973)            (6,497)
Add interest expense on acquisition debt of $257,802 at
an interest rate of 7.74%                                             23,703             16,563
Amortization on new deferred financing costs of $8,280
     over a 5 year life                                                1,968              1,374
                                                                    $ 15,770           $ 10,289

Income tax benefit impact on above adjustments at 36%
     in 1999 and 34% in 2000                                        $  2,300           $    953
Revise Westrail Freight income tax rate to ARG's income
      tax rate                                                             -                445
                                                                    $  2,300           $  1,398